SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, D.C.  20549

                                   FORM 8-K

                                   CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(D) OF
                         THE SECURITIES EXCHANGE ACT OF 1934




          Date of Report (Date of earliest event reported):  May 14, 1996




                              KINARK CORPORATION
                         (Exact name of registrant
                         as specified in its charter)




             Delaware        1-3920             71-0268502
          (State or other     (Commission    (I.R.S. Employer
          jurisdiction of     File Number)   Identification No.)
          incorporation)




          7060 South Yale Avenue, Tulsa, OK            74136
          (Address of principal executive offices)     (Zip Code)




          Registrant's telephone number, including area code:  (918) 494-0964




                                        N/A
          (Former name or former address, if changed since last report.)


                              (Page 1 of 3 pages)
ITEM 5.   OTHER EVENTS.

     Harry D. Jones has resigned as a member of the Registrant's Board of Directors (the "Board"), effective May 14, 1996. Mr. Jones had previously declined to stand for re-election to the Board at the Registrant's annual meeting of the stockholders to be held on June 5, 1996, in Tulsa, Oklahoma (the "Annual Meeting").

     The vacancy on the Board will be filled by the Registrant's stockholders at the Annual Meeting, or at any adjournment thereof. The remaining members on the Board have decided that it is unnecessary to immediately fill the vacancy created by Mr. Jones' resignation due to the proximity of the Annual Meeting.

     This item is reported under Item 5 of this Form 8-K rather than Item 6 because Mr. Jones' resignation was not the result of a disagreement with the Registrant on any matter relating to the Registrant's operations, policies or practices. Mr. Jones indicated that he is looking forward to participating in the Registrant's business as a stockholder.

                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        KINARK CORPORATION



                                        By:  /s/ Ronald J. Evans
                                             Ronald J. Evans
                                             President


Dated: May 22, 1996